SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934    (Amendment No.1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule
          14a-12
[   ]     Confidential, For Use of the Commission Only (as
          permitted by Rule 14a-6(e)(2))

                    Omega Orthodontics, Inc.
        (Name of Registrant as Specified in Its Charter)

                              N/A
  (Name of Person(s) Filing Proxy Statement, if Other Than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(I)(1) and 0-11.
(1)       Title of each class of securities to which transaction
          applies:
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(3)       Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:
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          by Exchange Act Rule 0-11(a)(2) and identify the filing for
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          previous filing by registration statement number, or the
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(1)       Amount previously paid:
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

         Notice of Annual Meeting of Stockholders of
                  Omega Orthodontics, Inc.
                 To Be Held on     June 10, 1998


       The   Annual   Meeting  of  Stockholders   of   Omega
Orthodontics,  Inc. will be held on     June 10, 1998      at  9:00
a.m.,  local time, at the offices of the Company, 63 Chatham
Street, Boston, Massachusetts for the following purposes:

      1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected.

      2. To consider and act upon a proposal to amend the Omega Orthodontics Incentive Stock Plan to increase from 450,000 to 700,000 the total number of shares of the Company's Common Stock reserved for issuance thereunder.

     3. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

      The Board of Directors has fixed April 22, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     You are cordially invited to attend the Meeting.

                               By  Order  of  the  Board  of
                               Directors

                               /s/ Edward M. Mulherin
                               -----------------------------
                               Edward M. Mulherin, Secretary

Boston, Massachusetts
    May 8, 1998


                   YOUR VOTE IS IMPORTANT
____________________________________________________________
TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.
____________________________________________________________

                  OMEGA ORTHODONTICS, INC.
                       PROXY STATEMENT
           FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 To Be Held on     June 10, 1998

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of
Omega  Orthodontics,  Inc.,  a  Delaware  corporation   (the
"Company"), with its principal executive offices 3621 Silver Spur Lane, Acton, California 93510 for use at the Annual Meeting of Stockholders to be held on June 10, 1998, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost
of  such solicitation will be borne by the Company.   It  is
expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 18, 1998. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation.  The Company may also
pay   to   banks,   brokers,  nominees  and  certain   other
fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

     Only stockholders of record at the close of business on April 22, 1998 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,800,982 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.

      The holders of Common Stock are entitled to one vote per share. The directors of the Company will be elected by a plurality of the votes cast. Approval of the amendment to the Omega Orthodontics Incentive Stock Plan described in Proposal No. 2 requires the affirmative vote of at least a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting.

      The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors and for Proposal No. 2 below. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

      The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements audited by Arthur Andersen LLP, is being mailed to each of the stockholders simultaneously with this proxy statement.


Security Ownership of Certain Beneficial Owners and
Management

      The following table sets forth certain information as of March 31, 1998 with respect to the beneficial ownership of the Company's Common Stock by each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Officers and Compensation" below, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

Name and Address of               Number of Shares
Beneficial Owner (1)              Beneficially Owned   Percentage
--------------------              ------------------   ----------
The  Orthodontic  Management
Effectiveness Group
of America, LLC (2)
     3621 Silver Spur Lane               1,050,000        21.9%
     Acton, CA 93510
Robert J. Schulhof (3)
     3621 Silver Spur Lane
     Acton, CA 93510                     1,050,000        21.9%
Putnam Investments, Inc. (4)
     One Post Office Square
     Boston, MA 02109                      257,500          6.0%
Mellon Bank Corporation (5)
      One Mellon Bank Center
      Pittsburgh, PA 15258                 240,000          5.7%
C. Joel Glovsky (6)
     44 Grey Lane
     Lynnfield, MA 01940                   231,000          4.8%
The Mayflower Group Ltd. (7)
     393 Commonwealth Avenue
     Boston, MA 02115                      225,000          4.7%
David T. Grove (8)
     581 12th Street
     Elko, NV 89801                        144,721          3.0%
Dean C. Bellavia (9)
     44 Capen Boulevard
     Buffalo, NY 14214                      68,850          1.4%
Edward M. Mulherin (10)
     63 Chatham Street
     Boston, MA 02109                      160,000          3.2%
Floyd V. Elliott (11)
     2555 Homeland Drive
     Elko, NV  89801                        50,000          1.0%
John J. Clarke, Jr. (12)
     116 B South River Road
     Bedford, NH 03110                      10,000             *
All  directors and executive
officers as                              1,714,571         33.8%
a group (7 persons) (13)
____________________________
*  Represents less than 1%.

(1) Except as otherwise indicated, the Company believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Amounts and percentages shown are based on calculations that, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), include shares issuable pursuant to stock options which may be exercised on or before June 25, 1998.

(2) The Company has relied on information reported on a Statement on Schedule 13G dated February 13, 1998 filed jointly by The Orthodontic Management Effectiveness Group of America, LLC ("OMEGA, LLC") and Mr. Schulhof with the Securities and Exchange Commission (the "Commission"). Mr. Schulhof holds 330 membership points in OMEGA, LLC, or 27.7% of the voting power of OMEGA, LLC, and is the sole manager of OMEGA, LLC with authority to vote and dispose of shares of the Common Stock of the Company held by OMEGA, LLC. Each of the following other directors of Omega holds more than five percent of the membership points of OMEGA, LLC, and the amount of such holdings is as set forth in the parenthetical following the holder's name: C. Joel Glovsky (75 points or 6.3%); David T. Grove (150 points or 12.6%); Dean C. Bellavia (100 points or 8.4%); and Floyd V. Elliott (20 points or 1.7%).

(3) The Company has relied on information reported on a Statement on Schedule 13G dated February 13, 1998 filed jointly by OMEGA, LLC and Mr. Schulhof with the Commission. Includes the 1,050,000 shares held by OMEGA, LLC which Mr. Schulhof may be deemed to beneficially own as the principal membership point holder and the sole manager of OMEGA, LLC. In connection with that certain Underwriting Agreement dated as of October 1, 1997 between the Company and National Securities Corporation, as the representative of the several underwriters of the Company's initial public offering of securities (the "Underwriting Agreement"), Mr. Schulhof has agreed in his individual capacity and not as an officer or director of the Company, that for a period of two years after the date of the Underwriting Agreement, in any stockholder vote other than the election of the directors of the Company, or security holder proposals presented for the vote of stockholders in accordance with Rule 14a-8 under the Exchange Act, he will vote all shares of Common Stock beneficially owned by him individually or in his capacity as the sole manager of OMEGA, LLC with authority to vote shares of the Common Stock of the Company held by such entity, but no other affiliates, in accordance with the vote of a majority of the holders of Common Stock of the Company which has been registered under the Securities Act, except if such action, in the opinion of legal counsel, would not be consistent with his fiduciary duties as a director or officer or principal stockholder of the Company.

(4) The Company has relied on information reported on a Statement on Schedule 13G dated January 27, 1998 filed by
     Putnam Investments, Inc. with the Commission.

(5) The Company has relied on information reported on a Statement on Schedule 13G dated January 29, 1998 filed by
     Mellon Bank Corporation with the Commission.

(6) The Company has relied on information reported on a Statement on Schedule 13G dated February 12, 1998 filed by Dr. Glovsky with the Commission. Includes 5,000 shares held of record by Dr. Glovsky's Individual Retirement Account.

(7) The Company has relied on information reported on a Statement on Schedule 13G dated February 12, 1998 filed by
     The Mayflower Group Ltd. with the Commission.

(8) Includes 10,000 shares issuable upon the exercise of options held by Dr. Grove.

(9) Includes 50,000 shares issuable upon the exercise of options held by Dr. Bellavia. Also includes 8,100 shares held by certain trusts for the benefit of Dr. Bellavia and 750 shares held by certain trusts for the benefit of Dr. Bellavia's spouse.

(10) Includes 10,000 shares held of record by Leonard, Mulherin & Greene, P.C. ("LMG"), a public accounting firm that provides accounting services to the Company and makes Mr. Mulherin available to be the Company's Chief Financial Officer pursuant to a consulting agreement, and of which Mr. Mulherin is a principal stockholder. Also includes 150,000 shares issuable upon the exercise of options held by LMG.

(11) Includes 50,000 shares issuable upon the exercise of options held by Mr. Elliott.

(12) Includes 10,000 shares issuable upon the exercise of options held by Mr. Clarke.

(13) See Notes 3, 6, 8, 9, 10, 11 and 12.

                       PROPOSAL NO. 1
                    ELECTION OF DIRECTORS

      At the Meeting, six directors are to be elected to serve until the 1999 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table are the nominees for election as directors. All nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees.

                                                    DIRECTOR
NAME                AGE  POSITION                   SINCE
----                ---  --------                   -----

Robert J. Schulhof   56  President, Chief           1996
                         Executive Officer,
                         Treasurer and Director
Dr. Dean C.          54  Director of Affiliate      1996
Bellavia                 Programs and Director
John J. Clarke,      55  Director                   1997
Jr. (1)(2)
Floyd V. Elliott     55  Director of Professional   1996
                         Relations and Staff
                         Development and Director
Dr. C. Joel          65  Chairman of the Board      1996
Glovsky (1)(2)
Dr. David T. Grove   57  Director                   1996
(2)
_______________________
(1)  Member of the Company's Audit Committee.
(2)  Member of the Company's Compensation.

    Robert J. Schulhof, the Company's founder, has been the President and Chief Executive Officer of the Company since its formation in August 1996. In 1995, Mr. Schulhof founded OMEGA, LLC, a principal stockholder of the Company, and is the sole manager of OMEGA, LLC. From 1990 to 1994, Mr. Schulhof was the Chief Executive Officer of Solutions Providers, a California general partnership and a firm that offered integrated computer technology and practice management consulting services to the orthodontic industry, and from 1994 until he founded OMEGA, LLC in 1995, Mr. Schulhof was an officer, director and principal stockholder of Integrated Management Systems, Inc., a firm providing software and consulting services to the orthodontic industry. He holds a masters degree in Mathematical Statistics and Probability from the University of California at Los Angeles.

    Dean  C.  Bellavia is a co-founder of the Company  and  was employed as the Director of Affiliate Programs since its formation in August 1996 until December 31, 1997. As of January 1, 1998, Dr. Bellavia entered into a consulting agreement with the Company pursuant to which he continues to perform the services he was performing as the Director of
Affiliate Programs. Dr. Bellavia is also the founder and President of The Bio Engineering Company, a consulting firm serving the orthodontic industry which he will continue to operate to the extent it does not adversely affect his duties for the Company. He holds a Ph.D. in Bio-Engineering from Carnegie Mellon University.

    John J. Clarke, Jr., was elected to the Board of Directors of the Company in March 1997. Since 1971, Mr. Clarke has been a principal in Baldwin & Clarke Companies, a diversified financial services organization that provides investment banking and other financial advisory services. He is a director of Centerpoint Bank, a wholly-owned subsidiary of Community Bankshares, Inc., a bank holding company in Concord, New
Hampshire.   Mr.   Clarke  holds  a  B.A.   from   Northeastern
University.

    Floyd V. ("Sonny") Elliott, joined the Company's Board of Directors in December 1996 and since October 1, 1997 has been the Company's Director of Professional Relations and Staff Development. Mr. Elliott is the founder and President of Elliott Enterprises, a consulting firm serving the orthodontic industry which he will continue to operate to the extent it does not adversely affect his duties for the Company. Prior to founding Elliott Enterprises, Mr. Elliott was President of Paradigm Practice Management, a management consulting firm working primarily with orthodontic practices.

    C. Joel Glovsky, a co-founder of the Company, has served as the Chairman of the Board of Directors of the Company since its formation in August 1996. Dr. Glovsky has been engaged in the private practice of orthodontics since 1961. He is a graduate of the dental school of Tufts University and served as Assistant Clinical Professor there for 15 years. Dr. Glovsky is a diplomat of the American Board of Orthodontics. In October 1989, Dr. Glovsky co-founded The Standish Care Company, an assisted living company, and he served on the Board of Directors of Standish from 1989 to 1994.

   David T. Grove, has served on the Board of Directors of the Company since its inception in August 1996. Dr. Grove has been in the private practice of orthodontics in Nevada since 1971. Dr. Grove holds a dental degree from the University of Louisville, a Masters degree in Orthodontics from St. Louis University and a Masters degree in education from the University of South California. He served as Clinic Director for two years in the Orthodontics Department at the University of California at San Francisco. He is the Chairman of the Company's Clinical Advisory Board.

Meetings of the Board of Directors and Committees

      The Board of Directors of the Company held five meetings during 1997. The Board of Directors also acted on three occasions by unanimous written consent in lieu of special meetings. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during 1997.

Board Committees

    The Board of Directors has established an Audit Committee and a Compensation Committee.

    Audit Committee. The Audit Committee has the responsibility for reviewing and supervising the financial controls of the
Company. The Audit Committee makes recommendations to the Board of Directors of the Company with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's auditors concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Company. The Audit Committee consists of Dr. Glovsky and Mr. Clarke. The Audit Committee did not meet in 1997.

    Compensation Committee. The Compensation Committee has the responsibility for reviewing the performance of the officers of the Company and recommending to the Board of Directors of the Company salary and bonus amounts for all officers of the Company, subject to the terms of existing employment agreements. The Compensation Committee also has the responsibility for oversight and administration of the Company's stock and other compensatory plans. The Compensation Committee consists of Dr. Glovsky, Dr. Grove and Mr. Clarke. The Compensation Committee met twice in 1997.

Director Compensation

    Members of the Board who are not full-time employees of the Company (currently Dr. Grove and Mr. Clarke) receive a fee of $500 for each Board meeting attended and a fee of $250 for each committee meeting attended. Such Board members are reimbursed for their out-of-pocket expenses for each meeting attended.

Executive Officers and Compensation

      Executive officers of the Company hold their positions until the next annual meeting of the Board of Directors and until their respective successors are elected and qualified. In addition to Mr. Schulhof (President, Chief Executive Officer and Treasurer) and Mr. Elliott (Director of Professional Relations and Staff Development), Mr. Edward M. Mulherin and Mr. Peter I. Wexler are executive officers of the Company.

     Edward M. Mulherin, has provided consulting services as the part-time Chief Financial Officer of the Company since October 1996. Such services have been provided through LMG, a firm in which Mr. Mulherin is a principal stockholder and with which he has been associated since 1991. Mr. Mulherin is a certified public accountant and holds a B.S. in Accounting from Boston College and a J.D. from Suffolk University Law School. Mr. Mulherin is 38.

      Peter I. Wexler has served as the General Counsel of the Company since March 1998. From 1995 to 1998, Mr. Wexler Corporate Counsel and Commercial Manager for Stone and Webster Engineering Corporation, a global engineering and construction company, where he specialized in domestic and international transactions. Prior to Stone and Webster, Mr. Wexler was associated with the law firm Jackson Parton in London, England. Mr. Wexler is 30.

     The following Summary Compensation Table sets forth compensation awarded to, earned by or paid to Robert J. Schulhof, the Company's Chief Executive Officer. No other executive officer or director earned a salary and bonus of more than $100,000 during either (a) the period from August 30, 1996 (inception) to December 31, 1996 or (b) the year ended December 31, 1997. The Company entered into an employment agreement with Mr. Schulhof effective January 1, 1997. See "Employment Agreements." The Company did not
grant any restricted stock awards, options or stock appreciation rights or make any long-term incentive plan payouts to any named executive officer during such periods, nor did any of the named executive officers own options or stock appreciation rights during such periods. The Company has no defined benefit or actuarial plans covering its employees.

                 Summary Compensation Table
                     Annual Compensation
                     -------------------
                                                     Long Term
                                                     Compensation
                                                     Awards;
Name and     Fiscal                                  Securities  All Other
Principal    Year          Salary          Bonus     Underlying  Compensation
Position     Ended         ($)             ($)       Options     ($)
--------     -----         ------          -----     ---------   ------------

Robert J.    12/31/97      $ 120,000 (1)    $ 0       ---        $ 3,500 (2)
Schulhof,
President,   12/31/96 (3)     49,200        $ 0       ---          ---
Chief
Executive    12/31/95 (3)      NA           NA        NA           NA
Officer and
Treasurer
______________________
(1) Reflects amounts paid pursuant to an employment agreement between the Company and Mr.
     Schulhof which became effective January 1, 1997.  See
     "Employment Agreements."
(2) Reflects amounts paid to Mr. Schulhof as an automobile allowance.
(3)  The Company was not formed until August 30, 1996.


Employment Agreements

     The Company has entered into employment agreements (individually, an "Employment Agreement" and collectively, the "Employment Agreements") with each of Mr. Schulhof, Dr. Bellavia (whose agreement has been terminated and replaced with a consulting agreement -- see "Certain Relationships and Related Transactions") and Mr. Elliott (collectively, the "Executives"). Mr. Schulhof's Employment Agreement became effective January 1, 1997 and provides that he is employed as the President and Chief Executive Officer of the Company. The initial term of Mr. Schulhof's Employment Agreement is three years, and such term will be extended automatically on January 1, 2000 and on each January 1 thereafter for an additional year, unless Mr. Schulhof receives notice of termination prior to such extension. Mr. Schulhof is paid an annual base salary of $120,000, which amount is subject to annual review, and bonuses, the amounts of which are determined by the Compensation Committee. Mr. Schulhof also has the use of a company car or, at his election, will be paid an automobile allowance of $700 per month. During 1997, Mr. Schulhof received an automobile allowance of $3,500.

      Dr. Bellavia's Employment Agreement became effective upon the closing of the Company's initial public offering of securities (the "IPO") and provided that he was employed as the Director of Affiliate Programs of the Company. The initial term of Dr. Bellavia's Employment Agreement was three years. Dr. Bellavia was paid a monthly advance of $10,000, which advance was subject to review and reduction in the event that certain affiliation targets were not met by the Company. The Board of Directors of the Company determined that such targets had been met during 1997, and no reduction of Dr. Bellavia's advances was imposed. As of January 1, 1998, Dr. Bellavia and the Company terminated his Employment Agreement and replaced it with a consulting agreement on substantially the same terms. See "Certain Relationships and Related Transactions."

   Mr. Elliott's Employment Agreement became effective upon the closing of the IPO and provides that he is employed as the Director of Professional Relations and Staff Development of the Company. The initial term of Mr. Elliott's Employment Agreement is three years, and such term will be extended automatically on the third anniversary date of the effectiveness and on each anniversary date thereafter for an additional year, unless either party receives notice of termination prior to such extension. Mr. Elliott was paid a monthly advance of $10,000, which advance was subject to review and reduction in the event that certain affiliation targets were not met by the Company. The Board of Directors of the Company determined that such targets had been met during 1997, and no reduction of Mr. Elliott's advances was imposed. Beginning in 1998 and thereafter, Mr. Elliott's Employment
Agreement provides for a base salary of $10,000 per month, which amount is subject to annual review, and bonuses, the amounts of which are determined by the Compensation Committee.

    The Employment Agreements may be terminated by the Company or the respective Executives without cause with 90 days' prior written notice. If the Executive suffers a "termination other than for cause" (as defined in the Employment Agreements), including such termination within 24 months after a "change in control" (as defined in the Employment Agreements), the Executive is entitled to receive his accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan) and other benefits through the date of termination and severance payments of salary (at the rate payable at the time of such termination) for the longer of 12 months or the remaining term of the Employment Agreement. Each of the Executives may elect to receive from the Company a lump sum severance payment equal to the present value of the flow of cash flow from the severance payments of salary. In addition, each Executive is entitled to an accelerated vesting of any awards granted to the Executive under the Incentive Stock Plan. Notwithstanding the foregoing, the Company is not required to pay any amount which is not deductible for federal income tax purposes.

    If the Executive is terminated for "cause" (as defined in the Employment Agreements), he is entitled to receive his accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan) and other benefits through the date of termination, but shall receive no other severance benefits. Each of the Executives may also be terminated if he dies or becomes disabled for a period of 12 consecutive months. In the event of termination due to death or disability, the Executive (or his estate) shall receive the same payments, but no additional severance, except that, if the Executive becomes disabled, the Company will maintain his insurance benefits for the remaining term of his Employment Agreement.

Incentive Stock Plan

    Effective as of January 31, 1997, the Company adopted the Omega Orthodontics Incentive Stock Plan (the "Incentive Stock Plan"). The Company reserved 300,000 of the authorized shares of Common Stock for issuance under the Incentive Stock Plan. On April 28,1997, the Incentive Stock Plan was amended to increase the number of shares of Common Stock authorized for issuance under the Incentive Stock Plan to 450,000. Unless terminated earlier, the Incentive Stock Plan will terminate on January 30, 2007. The Incentive Stock Plan is administered by a committee consisting solely of two or more non-employee Directors (the "Committee").

      On April 28, 1997, the Committee granted options with respect to 350,000 shares of Common Stock to Dr. Bellavia, Mr. Elliott and LMG in the amounts of 50,000, 150,000 and 150,000 shares, respectively, at an exercise price of $6.00 per share. On December 24, 1997, the Committee granted options with respect to 20,000 shares of Common Stock to Mr. Clarke and Dr. Grove in the amounts of 10,000 shares each at an exercise price of $3.00 per share. On March 25, 1998, the Committee granted options with respect to 25,000 shares of Common Stock to Mr. Wexler and an aggregate of 30,000 shares of Common Stock to two employees at an exercise price of $3.0625 per share. At March 31, 1998, 25,000 shares of Common Stock were reserved for issuance pursuant to future grants under the Incentive Stock Plan.

     The options granted to Mr. Elliott, LMG, Mr. Wexler and the two employees vest in three equal installments on each of the first three anniversaries of the date of grant, the options granted to Dr. Bellavia vest fully on the first anniversary of the date of grant and the options granted to Mr. Clarke and Dr. Grove vest six months following the date of grant. On March 25, 1998, the Committee voted to accelerate the vesting of the options granted to LMG retroactively to December 31, 1997.

Certain Relationships and Related Transactions

     On August 31, 1996, the Company acquired OMEGA, LLC's orthodontic practice management business and certain related assets, management contracts and practice affiliation agreements in exchange for 1,050,000 shares of the Company's Common Stock. The related assets, contracts and agreements included certain computer and other office equipment; non-binding letters of intent with orthodontic practices to affiliate with OMEGA, LLC, four of which were superseded by affiliation agreements that closed simultaneously with the IPO; consulting services agreements which provided limited revenues to the Company pending the closing of the IPO; consulting agreements with Dr. Bellavia and Mr. Elliott, both of which were superseded by Employment Agreements; and the consulting agreement (which is described below) with Dr. Glovsky and Mayflower. Mr. Schulhof and Drs. Glovsky and Bellavia, all of the then directors of the Company, held 330 (27.7%), 75 (6.3%), 150 (12.6%) and 100 (8.4%) of the
membership points of OMEGA, LLC, respectively, at the time of the transaction, and Mr. Schulhof was the sole manager of OMEGA, LLC.

     In connection with the acquisition by the Company of OMEGA, LLC's orthodontic practice management business, the Company assumed OMEGA, LLC's rights and obligations under an agreement with Dr. Glovsky and Mayflower, a private banking firm, whereby Dr. Glovsky and Mayflower (the "Consultants") agreed to provide certain consulting services to the Company regarding the Company's business plan, initial capital structure and private financing and orthodontic practice affiliation transactions and the identification and retention of the Company's Board of Directors, senior management team and professional advisors. Under the terms of the agreement, as amended and restated, 225,000 shares of the Company's Common Stock were issued to each of the Consultants to be held in escrow pending fulfillment of their consulting obligations. Following completion of the consulting services, all of such shares were released from the escrow on April 28, 1997 at an imputed value of approximately $4.50 per share and delivered to the Consultants. In addition, the Company agreed to make cash payments to the Consultants aggregating $842,000 over three years beginning in January 1998. The Company is obligated to make quarterly payments to each of Dr. Glovsky and Mayflower on January 1, April 1, June 1 and September 1, 1998, 1999 and 2000 of $67,500, $27,000 and $10,800,
respectively. The Company expects to make payments under this agreement aggregating $270,000 to each of Dr. Glovsky and Mayflower during 1998. Mayflower is a stockholder of the Company and holds 75 membership points of OMEGA, LLC, the Company's principal stockholder. See "Security Ownership of Certain Beneficial Owners and Management."

     The Company has entered into another consulting agreement with Dr. Glovsky which became effective upon the closing of the IPO. The initial term of the agreement is three years, and Dr. Glovsky provides consulting services to the Company in connection with identifying orthodontic practices with potential to affiliate with the Company and negotiating and closing affiliation agreements with such practices. Dr. Glovsky was paid a monthly advance of $5,000, which advance was subject to review and reduction in the event that certain affiliation targets were not met by the Company. The Board of Directors of the Company determined that such targets had been met during 1997, and no reduction of Dr. Glovsky's advances was imposed. Beginning in 1998 and thereafter, Dr. Glovsky's consulting agreement provides for a maximum monthly fee of $5,000. In 1997, the Company paid Dr. Glovsky fees of $69,000 and expects to pay him fees of approximately $60,000 under this agreement in 1998.

     The Company entered into a consulting agreement with LMG which became effective on May 1, 1997 and provides that LMG shall make Mr. Mulherin, a principal stockholder of LMG, available to serve as the Company's Chief Financial Officer. The initial term of the agreement is three years. For the services of Mr. Mulherin as Chief Financial Officer, LMG was paid a monthly retainer fee of $5,000 prior to the closing of the IPO and a monthly retainer fee of $10,000 thereafter and for the term of the agreement. In addition, in connection with work done by LMG in preparation for and completion of the IPO, the Company paid LMG fees of $ 148,565 and issued LMG 10,000 shares of unregistered Common Stock. The Company granted LMG a non-qualified stock option under the Incentive Stock Plan to acquire 150,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. The Company has also agreed to indemnify LMG against certain liabilities that may arise in connection with the services to be rendered by LMG under the agreement.

     During September 1996, Drs. Glovsky and Bellavia, both directors of the Company and more than 5% owners of OMEGA, LLC, the Company's principal stockholder, purchased $25,000 and $50,000, respectively, of certain 15% bridge financing notes issued prior to the IPO (the "Bridge Notes") and received 5,000 and 10,000 shares, respectively, of the Company's Common Stock in connection therewith. In April, 1997, Dr. Glovsky and Dr. Grove, also a director of the Company, purchased an additional $5,000 and $25,000 of Bridge Notes, respectively, and received an additional 1,000 and 5,000 shares of the Common Stock, respectively, in connection therewith. In October 1997, the Company repaid all of its Bridge Notes (including interest accrued thereon) from the net proceeds of the IPO, including the Bridge Notes held by Drs. Glovsky, Bellavia and Grove.

     In June, 1997, Dr. Glovsky and Dr. Grove purchased $25,000 each of certain 16% interim financing notes issued prior to the IPO (the "Interim Notes"), and Dr. Glovsky subsequently purchased an additional $60,000 of Interim Notes. In October 1997, the Company repaid all of its Interim Notes (including interest accrued thereon) from the net proceeds of the IPO, including the Interim Notes held by Dr. Glovsky and Dr. Grove.

     The Company entered into an affiliation agreement with Dr. Grove which the Company closed concurrently with the closing of the IPO. Pursuant to its agreement with Dr. Grove, a director of the Company, the Company acquired certain assets of Dr. Grove's orthodontic practice in exchange for a cash payment of $333,567 and 129,721 shares of the Company's Common Stock.

     In December 1997, the Company loaned Mr. Schulhof $100,000 in exchange for his promissory note (the "Schulhof Note"). The Schulhof Note is a demand note which bears interest at the rate of prime (as published in The Wall Street Journal) plus two percent. Principal and interest are due upon demand, but if not sooner demanded, then in December 2000.

     Effective as of January 1, 1998, the Company and Dr. Bellavia terminated his Employment Agreement and entered into a consulting agreement. The initial term of the agreement is three years. Dr. Bellavia will provide services relating to the design, schedule of installation and follow up on the effectiveness of all managerial systems used by the Company's affiliated orthodontic practices and the management of the consultants used by the Company to optimize and maintain the affiliate practices' programs. Dr. Bellavia is paid a monthly retainer fee of $10,000, and the Company expects to pay Dr. Bellavia consulting fees in 1998 of approximately $120,000.

      The Company entered into a consulting agreement with Mr. Wexler which became effective on March 9, 1998 and provides that Mr. Wexler will serve as the Company's Chief Legal Officer. The initial term of the agreement is three years. Mr. Wexler is paid a monthly retainer fee of $7,350, and the Company has agreed to reimburse Mr. Wexler for certain bar association and professional liability expenses he incurs in connection with his services as Chief Legal Officer of the Company. The Company granted Mr. Wexler a non-qualified stock option under the Incentive Stock Plan to acquire 25,000 shares of the Company's Common Stock at an exercise price of $3.0625 per share. The Company has also agreed to indemnify Mr. Wexler against certain liabilities that may arise in connection with the services to be rendered under the agreement and to pay him in a lump sum the amount that he would be entitled to receive under the agreement in the event that his employment terminates within six months following a change in control of the Company.

     The Company has adopted a policy to the effect that transactions between it and its officers, directors, principal stockholders and the affiliates of the foregoing persons be on terms no less favorable to the Company than could reasonably be obtained in arms-length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's outside independent directors disinterested in the transaction.

                       Proposal No. 2

            AMENDMENT TO THE INCENTIVE STOCK PLAN

      Subject to approval of the Stockholders, the Board of Directors has approved an amendment to the Omega Orthodontics Incentive Stock Plan (as previously amended and now in effect, the "Incentive Stock Plan") increasing from 450,000 to 700,000 the total number of shares of the Company's Common Stock reserved for issuance pursuant to awards granted under the Incentive Stock Plan.

     A total of 450,000 shares of Common Stock presently are reserved for issuance upon the exercise of awards made under the Incentive Stock Plan. As of March 31, 1998, options to acquire a total of 425,000 shares of the Common Stock had been granted under the Incentive Stock Plan to employees, consultants and directors of the Company, exercisable over varying periods of time. The exercise price on all outstanding options is the fair market value of the Common Stock at the time of grant of each option.

      The Company utilizes grants of stock options as long-term incentives for outside directors and for executive officers and other employees and consultants in addition to cash compensation . The Board of Directors is of the opinion that the Incentive Stock Plan has helped the Company compete for, motivate and retain high caliber executives and other key employees, particularly in a time when the growth of the Company absorbs much of its available cash, and that it is in the best interests of the Company to amend the Incentive Stock Plan by increasing from 450,000 to 700,000 the total number of shares of Common Stock reserved for issuance pursuant to awards made under the Plan. The amendment will permit the continuation of option grants as the Company and its personnel needs expand, thereby providing long-term incentives to attract, motivate and retain the executive officers and other key employees and consultants vital to the Company's future success. The full text of the proposed amendment is set forth as Appendix I to this Proxy Statement.

      As options expire unexercised, the underlying shares again become available for the grant of new options. Options on a total of 425,000 shares of Common Stock, granted at option prices ranging from $3.00 to $6.00 per share, will expire at various dates up to March 25, 2008.

     The closing price of the Common Stock of the Company on March 31, 1998 on the Nasdaq SmallCap Market was $3.125.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE INCENTIVE STOCK PLAN INCREASING FROM 450,000 TO 700,000 THE TOTAL NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE IN CONNECTION WITH AWARDS MADE UNDER THE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                        OTHER MATTERS

Voting Procedures

       The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The six nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote will be elected directors of the Company. The affirmative vote by the holders of at least a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be necessary to approve the amendment to the Incentive Stock Plan. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied, and will have the same effect as a vote against Proposal No. 2.

Independent Auditors

      Arthur Andersen LLP audited the Company's consolidated financial statements for the year ended December 31, 1997. A representative of Arthur Andersen LLP will be at the Meeting and will be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section  16(a)  of  the  Exchange  Act  requires  the
Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the Nasdaq Stock Market. Directors, executive officers and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5, the Company believes that each person who was a director, executive officer or greater than 10% beneficial owner of any class of its equity securities at any time between the IPO on October 1, 1997 and December 31, 1997 complied with all Section 16(a) filing requirements applicable to them, except: (a) Drs. Bellavia, Glovsky and Grove, Messrs. Clarke, Elliott, Mulherin and Schulhof, OMEGA, LLC and Mayflower all filed late Forms 3; (b) Dr. Bellavia filed a Form 5 in February 1998 reporting a purchase transaction that should have been reported on a Form 4 filed in November 1997; and (c) the Company has not received either a Form 5 or a representation that no Form 5 is required from Mayflower relating to the year ended December 31, 1997.

Other Proposed Action

      The Board of Directors knows of no matters which may come before the Meeting other than the election of directors and the proposed amendments to the Incentive Stock Plan set forth in Proposal No. 2 above. If any other matters should properly be presented to the Meeting, however, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

      Proposals which stockholders intend to present at the Company's 1999 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than December 24, 1998.

Annual Report on Form 10-KSB

      Copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 as filed with the Securities and Exchange Commission are available to stockholders without charge upon request addressed to Edward
M. Mulherin, Chief Financial Officer, Omega Orthodontics, Inc., 63 Chatham Street, Boston, Massachusetts 02109.

      IT  IS  IMPORTANT  THAT PROXIES BE RETURNED  PROMPTLY.
THEREFORE,  STOCKHOLDERS ARE URGED  TO  FILL  IN,  SIGN  AND
RETURN  THE  ACCOMPANYING  FORM OF  PROXY  IN  THE  ENCLOSED
ENVELOPE.

Appendix I

                  OMEGA ORTHODONTICS, INC.
                       AMENDMENT NO. 2
                             TO
        OMEGA ORTHODONTICS, INC. INCENTIVE STOCK PLAN

      Omega Orthodontics, Inc., a Delaware corporation (the "Corporation"), hereby adopts the following Amendment No. 2, effective as of the later of approval by the stockholders of the Corporation or October 1, 1998 (or such earlier date as may be consented to by National Securities Corporation pursuant to that certain Underwriting Agreement dated
October 1, 1997 between the Corporation and National Securities Corporation), to the Omega Orthodontics, Inc. Incentive Stock Plan (the "Plan"):

      Part I. Section 3 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following new first sentence:

           "Subject to the provisions of Paragraph 2 of Part VIII of the Plan, the Stock which may be issued or transferred pursuant to Stock Options and Stock Awards granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 700,000 shares in the aggregate."


                              OMEGA ORTHODONTICS, INC.


                              By:  /s/ Robert J. Schulhof
                                   ---------------------------
                                   Robert J. Schulhof
                                   President and Chief
                                   Executive Officer

                  OMEGA ORTHODONTICS, INC.
       3621 Silver Spur Lane, Acton, California  93510

The undersigned hereby appoints C. Joel Glovsky and Edward
M. Mulherin, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Omega
Orthodontics, Inc. to be held on     June 10, 1998      and at
any adjournments thereof with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting in accordance with the following instructions and with discretionary authority on such other matters as may come before the Annual Meeting or any adjournment thereof. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO
DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF
THE NOMINEES AS DIRECTORS AND FOR PROPOSAL NO. 2.

(1)  Election of Directors:
     Nominees: Robert J. Schulhof, Dean C. Bellavia, John J.
               Clarke, Jr., Floyd V. Elliott,
               C. Joel Glovsky and David T. Grove

/_/     FOR all nominees        /_/   WITHHELD from all  nominees
/_/     FOR, except vote withheld from the following nominee(s):

(Instructions: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.)

(2)  Proposed amendment to the Omega Orthodontics Incentive
     Stock Plan, to increase from 450,000 to 700,000 the total number of shares of the Company's Common Stock reserved for issuance thereunder.

/_/    FOR             /_/   AGAINST             /_/   ABSTAIN





/_/    Check here for address change and note change below

/_/    Check here if you plan to attend the meeting.

New Address:_____________________________________________________________
           (Please complete, date, sign and mail in the enclosed envelope)


                         (Signature should be the same
                         as the name printed on your stock
                         certificate.  Executors,
                         administrators, trustees,
                         guardians, attorneys     and
                         officers of the corporation should
                         add their titles when signing.)


                         Signature:_________________________

                         Date:______________________, 1998

                         Signature:_________________________

                         Date:______________________, 1998